Exhibit 99.1

InfuSystem Holdings, Inc. 3851 W. Hamlin Road Rochester Hills, MI 48309 248-291-1210

FOR IMMEDIATE RELEASE
CONTACT:    Joe Dorame, Joe Diaz & Robert Blum
            Lytham Partners, LLC
        602-889-9700

InfuSystem Announces Distribution Agreement with Smith+Nephew for Negative Pressure Wound Therapy System and First Shipment of NPWT Systems

Rochester Hills, Michigan, August 6, 2024 - InfuSystem Holdings, Inc. (NYSE American: INFU) (“InfuSystem” or the “Company”), a leading national health care service provider, facilitating outpatient care for durable medical equipment manufacturers and health care providers, announced today a three-year distribution agreement with Smith+Nephew for its innovative negative pressure wound therapy (“NPWT”) system and supplies.

Under this agreement, InfuSystem will offer Smith+Nephew’s advanced RENASYS◊ EDGE negative pressure wound therapy system, an exciting new option in home-based care for patients living with chronic wounds. The RENASYS EDGE system is lightweight and compact allowing it to be easily carried or worn, featuring a discreet canister and operates quietly to not draw attention or disturb the patients’ daily activities.

Richard DiIorio, Chief Executive Officer of InfuSystem, said, “Based on our more than 800 in-network health insurance providers covering over 96% of the U.S. population and our well-established and trusted service capabilities, Smith+Nephew approached InfuSystem to assist them as a secondary distribution partner for their RENASYS EDGE system. We are excited about this new partnership, that will leverage InfuSystem’s unique Patient Services platform to deliver customized solutions. InfuSystem’s ability to wrap its high-value services around our partners’ products will quickly benefit and attract new revenue opportunities for both companies and more importantly giving more patients increased access to the new RENASYS EDGE technology.”

About Smith+Nephew
Smith+Nephew is a portfolio medical technology company focused on the repair, regeneration and replacement of soft and hard tissue. We exist to restore people’s bodies and their self-belief by using technology to take the limits off living. We call this purpose “Life Unlimited”. Our 18,000 employees deliver this mission every day, making a difference to patients’ lives through the excellence of our product portfolio, and the invention and application of new technologies across our three global franchises of Orthopaedics, Sports Medicine & ENT and Advanced Wound Management. Founded in Hull, UK, in 1856, we now operate in more than 100 countries, and generated annual sales of $5.2 billion in 2021. Smith+Nephew is a constituent of the FTSE100 (LSE:SN, NYSE:SNN). The terms “Group” and “Smith+Nephew” are used to refer to Smith & Nephew plc and its consolidated subsidiaries, unless the context requires otherwise.

For more information about Smith+Nephew, please visit www.smith-nephew.com and follow us on Twitter, LinkedIn, Instagram or Facebook.

◊ Trademark of Smith+Nephew. Certain marks registered in US Patent and Trademark Office.

About InfuSystem Holdings, Inc.
InfuSystem Holdings, Inc. (NYSE American: INFU), is a leading national health care service provider, facilitating outpatient care for durable medical equipment manufacturers and health care providers. INFU services are provided under a two-platform model. The first platform is Patient Services, providing the last-mile solution for clinic-to-home healthcare where the continuing treatment involves complex durable medical equipment and services. The Patient Services segment is comprised of Oncology, Pain Management and Wound Therapy businesses. The second platform, Device Solutions, supports the Patient Services platform and leverages strong service orientation to win incremental business from its direct payer clients. The Device Solutions segment is comprised of direct payer rentals, pump and consumable sales, and biomedical services. Headquartered in Rochester Hills, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Massachusetts, Texas and Ontario, Canada.

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements relating to future actions, our share repurchase program and capital allocation strategy, business plans, strategic partnerships, growth initiatives, objectives and prospects, future operating or financial performance, guidance and expected new business relationships and the terms thereof (including estimated potential revenue under new or existing contracts). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “goal,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Forward-looking statements are subject to factors, risks and uncertainties that could cause actual results to differ materially, including, but not limited to, our ability to successfully execute on our growth initiatives and strategic partnerships, our ability to enter into definitive agreements for the new business relationships on expected terms or at all, our ability to generate estimated potential revenue amounts under new or existing contracts, our dependence on estimates of collectible revenue, potential litigation, changes in third-party reimbursement processes, changes in law, global financial conditions and recessionary risks, rising inflation and interest rates, supply chain disruptions, systemic pressures in the banking sector, including disruptions to credit markets, the Company's ability to remediate its previously disclosed material weaknesses in internal control over financial reporting, contributions from acquired businesses or new business lines, products or services and other risk factors disclosed in the Company’s most recent annual report on Form 10-K and, to the extent applicable, quarterly reports on Form 10-Q. Our strategic partnerships are subject to similar factors, risks and uncertainties. All forward-looking statements made in this press release speak only as of the date hereof. We do not undertake any obligation to update any forward-looking statements to reflect future events or circumstances, except as required by law.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

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